                                                                   Exhibit 99(a)

FOR IMMEDIATE RELEASE

November 7, 2002

     THE WALT DISNEY COMPANY REPORTS EARNINGS FOR THE year ENDED September 30, 2002

     BURBANK, Calif. - The Walt Disney Company today reported earnings for the year and fourth quarter ended September 30, 2002.

     On an as-reported basis, revenues for the year increased 1% to $25.3 billion and segment operating income decreased 28% to $2.9 billion. Net income and earnings per share were $1.3 billion and $0.63, respectively, for the year, compared to earnings and earnings per share of $891 million and $0.42, respectively, in the prior fiscal year. The prior-year figures have been adjusted to exclude the cumulative effect of accounting changes and to reflect the new goodwill and intangible asset accounting rules adopted in 2002. The 2002 results include a $216 million pre-tax gain ($0.07 per share) on the sale of investments recorded in the first quarter of the current fiscal year. The prior-year period included restructuring and impairment charges totaling $1.5 billion ($0.52 per share).

     On a pro forma basis, revenues for the year decreased from $25.8 billion to $25.4 billion and earnings were $1.1 billion or $0.55 per share, compared to $2.0 billion or $0.97 per share in the prior year.

     On an as-reported basis, revenues for the quarter increased 15% to $6.7 billion and segment operating income decreased 2% to $613 million. Net income and earnings per share were $222 million and $0.11, respectively, for the quarter, compared to earnings and earnings per share adjusted to reflect the new goodwill and intangible asset accounting rules of $188 million and $0.09, respectively, in the prior year quarter.

     For the quarter, pro forma revenues increased 13% to $6.7 billion, and pro forma earnings were $222 million or $0.11 per share, compared to $250 million or $0.12 per share in the prior-year period.

     See Table C for a reconciliation of as-reported earnings per share to pro forma earnings per share. For the fourth quarter of the current year, as-reported and pro forma results were the same in all respects.

     "As we come out of a difficult year, the Disney management team remains focused on reaping the benefits of the investments we've made over the last five years, further improving our cost structure and cash flow, and infusing all our products and services with the quality and creativity for which Disney is universally known," said Michael D. Eisner, chairman and CEO. "With our tremendous assets, our unrivaled global brands, and a realistic and experience-driven action plan, we anticipate in fiscal 2003 a return to solid EPS growth in excess of 20 percent.

     "As a content-driven company, we are especially encouraged by our recent creative successes on a number of fronts. ABC has seen a positive shift in ratings momentum, especially on Tuesday nights, led by the strength of great new shows for this season, including - "Eight Simple Rules," "Life With Bonnie" and "Less Than Perfect." Our studio is performing very strongly thanks to major hits like "Lilo & Stitch," "Signs," "Sweet Home, Alabama" and "The Santa Clause 2." And our new theme park, Disney's California Adventure, has seen a surge in attendance thanks to the opening of its inventive new fun zone, A Bug's Land. At our Company, creativity has always led the way and it is leading the way yet again."

Basis of Presentation

     To enhance comparability, the Company has presented operating results on a pro forma basis, which assumes the events discussed below occurred at the beginning of fiscal 2001, eliminating the one-time impacts of those events.

     The Company acquired Fox Family Worldwide, Inc. (subsequently re-named ABC Family Worldwide) on October 24, 2001. The acquisition resulted in a $5.2 billion increase in borrowings, consisting of outstanding debt of ABC Family and new short-and long-term debt issuances. Pro forma interest expense has been adjusted as if these incremental borrowings had been outstanding as of the beginning of fiscal 2001. Additionally, on October 1, 2001, the Company adopted new goodwill and intangible asset accounting rules, and accordingly, no longer amortizes substantially all of its intangible assets. In March 2001, the Company closed the GO.com portal business and converted its Internet Group common stock into Disney common stock.

     In addition, the pro forma earnings exclude restructuring and impairment charges, gain on the sale of businesses and the cumulative effect of accounting changes. Current year pro forma earnings have also been adjusted to exclude the first quarter investment gain.

     The Company believes that pro forma results provide additional information useful in analyzing the underlying business results. However, pro forma results are not necessarily indicative of the combined results that would have occurred had these events actually occurred at the beginning of fiscal 2001, nor are they necessarily indicative of future results.

Operating Results

     Unless otherwise noted, the following discussion reflects pro forma results.

Parks and Resorts

     Parks and Resorts revenues for the year decreased 8% to $6.5 billion and segment operating income decreased 26% to $1.2 billion. For the quarter, revenues decreased 1% to $1.7 billion and segment operating income decreased 25% to $235 million.

     Parks and Resorts results for the year reflected lower theme park attendance, spending and occupied room nights at the Walt Disney World Resort and lower spending at the Disneyland Resort. At the Walt Disney World Resort, declines in attendance and occupied room nights were driven by softness in the travel and tourism industry and in the economy as a whole. Lower spending at both the Walt Disney World Resort and Disneyland Resort primarily reflected special ticketing and other promotional programs throughout the year, along with a higher mix of local guests, who spend less on average per visit. Parks and Resorts results also reflected higher expenses associated with increased employee benefit and insurance costs.

     These decreases were partially offset by lower costs at both the Walt Disney World and Disneyland Resorts, resulting from reduced marketing expenses and a combination of both volume-related and permanent cost reduction initiatives.

     For the year, Parks and Resorts also benefited from higher royalties from the Tokyo Disney Resort, reflecting the addition of Tokyo DisneySea theme park and Tokyo DisneySea MiraCosta resort hotel, which opened during the fourth quarter of the prior year.

     The primary drivers for the quarter were lower attendance at both the Walt Disney World Resort and Disneyland Resort and higher costs at Walt Disney World, partially offset by higher guest spending at Walt Disney World due to ticket and other price increases in the fourth quarter.

Media Networks

     Media Networks revenues for the year decreased 4% to $9.8 billion and segment operating income decreased 49% to $990 million. For the quarter, revenues increased 6% to $2.4 billion and segment operating income decreased 60% to $147 million. See Table A for further detail of Media Networks results.

     Broadcasting results for the year and the quarter reflected lower advertising revenues due to lower ratings and advertising rates, as well as higher programming costs at the ABC television network. Additionally, the prior year benefited from a gain from the sale of certain film and television properties at ABC Family. The decreases were partially offset by improvements at the Internet Group driven by lower costs resulting from prior-year restructuring initiatives. Increased network programming costs reflected higher primetime series costs and three additional NFL games that aired within fiscal 2002. Results for the year also reflected the impact of the weak advertising market at the Company's owned television stations. These decreases were partially offset by insurance proceeds related to the loss of a broadcast tower in the first quarter of the current year.

     Disney's share of operating income from cable television activities, which consists of Disney's cable television networks and cable equity investments, decreased 15% and 35% to $1.1 billion and $201 million for the year and quarter, respectively. See Table B for a detail of operating income from cable television activities.

     Cable television results for both the year and the quarter were driven by higher sports programming costs at ESPN and higher advertising costs at both ESPN and Lifetime Television, partially offset by increased cable network affiliate revenues resulting from contractual rate adjustments.

     The year was also negatively impacted by the financial difficulties of Adelphia Communications Company and Kirch Media, lower advertising revenues at ESPN and at the cable equity investments and a write-down of an investment in a Latin American cable operator. The decreases for the year were partially offset by improvements in international broadcast operations.

Studio Entertainment

     Studio Entertainment revenues for the year increased 11% to $6.7 billion and segment operating income increased 33% to $347 million. For the quarter, revenues increased 52% to $2.0 billion and segment operating income was $149 million, compared to an operating loss of $121 million in the prior-year quarter.

     Studio Entertainment results for the year were primarily driven by growth in worldwide home entertainment, partially offset by declines in worldwide theatrical motion picture distribution. Improvements in worldwide home entertainment reflected strong DVD and VHS sales driven by successful animated titles including Disney/Pixar's Monsters, Inc., Snow White and the Seven Dwarfs and Cinderella II: Dreams Come True along with the success of Hayao Miyazaki's Spirited Away, which was distributed in Japan and certain other markets by the Company. Worldwide theatrical motion picture distribution results declined due to weaker performances by live-action titles, despite the success of Monsters, Inc. and Signs.

     Studio Entertainment results for the fourth quarter were driven by increases in worldwide home entertainment and domestic theatrical motion picture distribution, partially offset by decreases in international theatrical motion picture distribution.

     Increases in worldwide home entertainment for the quarter were driven by the successful release of Monsters, Inc. domestically and internationally, The Rookie domestically and Spirited Away in Japan, as well as higher overall DVD sales. Domestic theatrical motion picture distribution reflected the successful release of Signs and Sweet Home Alabama and the continued performance of Lilo & Stitch. International theatrical motion picture distribution reflected weaker performance of live-action titles in the current quarter compared to the success of Pearl Harbor in the prior-year quarter.

Consumer Products

     Consumer Products revenues for the year decreased 7% to $2.4 billion and segment operating income decreased 6% to $394 million. Revenues for the quarter decreased 8% to $569 million while segment operating income decreased 8% to $82 million.

     Results for the year were driven by decreases in worldwide merchandise licensing revenues and lower sales at Disney Interactive, due to weaker performances of personal computer CD-ROM and video game titles. These declines were partially offset by increases at the Disney Store, primarily due to higher comparative store sales and cost savings, and growth at the Disney Catalog driven by strong online sales and cost reductions.

     Results for the quarter were driven by costs associated with the closure of certain Disney Stores and other downsizing initiatives, as the overall earnings from continuing Disney Stores, licensing, and publishing were roughly flat with the prior year.

Corporate and Unallocated Shared Expenses

     Corporate and unallocated shared expense increased 3% to $417 million for the year and increased 15% to $140 million for the quarter. The increase for both the year and the quarter reflected costs for new financial and human resources information technology systems intended to improve productivity and reduce costs. The year also reflected higher litigation costs, partially offset by a gain on the sale of certain properties in the U.K.

Net Interest Expense and Other

      Net interest expense and other is detailed as follows:

                                      Quarter Ended           Year End
                                      September 30          September 30
                                  --------------------    ------------------
                                    2002        2001       2002       2001
                                  --------    --------    ------    --------
Interest expense                  $   (170)   $   (198)   $   (734)   $  (764)

Interest income                          6          13          23         26
Investment income (loss)                (1)         (2)        246        101
                                  ---------   ---------   ---------   -------
Net interest expense and other    $   (165)   $   (187)   $   (465)   $  (637)
                                  =========   =========   =========   =======

     Net interest expense and other decreased 27% to $465 million for the year and 12% to $165 million for the quarter. The decrease for the year was due to a $216 million gain in the first quarter on the sale of the remaining shares of Knight-Ridder, Inc. that the Company received in connection with the disposition of certain publishing operations in fiscal 1997, partially offset by lower interest rates for the year. On an as-reported basis, net interest expense and other increased 9% to $453 million for the year and 27% to $165 million for the quarter, due to incremental borrowings in connection with the ABC Family acquisition.

     The Company's investment portfolio includes commercial aircraft leveraged leasing investments made between 1992 and 1994 totaling $289 million, which are diversified across three air carriers (United Airlines, Delta Airlines and Federal Express) and eleven aircraft. Risk of loss under these transactions is primarily related to the ability of the airlines to make underlying lease payments or, should the airlines be unable to pay such payments, our ability to generate sufficient cash flows either through the sale of the aircraft or secondary lease transactions to recover our net investment. We continue to monitor our investment in commercial aircraft leasing transactions given the current status of the airline industry and United Airlines, specifically. The inability of any of the airlines to make their lease payments could result in material charges related to a write-down of our investment in these airline transactions and cash payments of tax liabilities.

Equity in the Income of Investees

     Income from equity investees, consisting primarily of Euro Disney, A&E Television, Lifetime Television and E! Entertainment Television, decreased 27% to $225 million for the year and 10% to $62 million for the quarter. The decrease for both the year and the quarter reflected higher advertising costs at Lifetime Television. The year also reflected declines at A&E Television driven by the soft advertising market, as well as the write-down of an investment in a Latin American cable operator.

Stock Option Accounting

     Table D provides supplemental disclosure of the impact of stock options had the Company elected to adopt the fair value approach of expensing stock options pursuant to Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

Accounting Changes

     Effective October 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142). As a result of adopting SFAS 142, a substantial amount of the Company's intangible assets are no longer amortized. Pursuant to SFAS 142, intangible assets that are no longer subject to amortization must be periodically tested for impairment. During the first quarter, the Company made its assessments related to each reporting unit's intangible asset categorization and performed an impairment review, which indicated that the Company's intangible assets were not impaired.

     Effective October 1, 2000, the Company adopted AICPA Statement of Position No. 00-2, Accounting by Producers or Distributors of Films (SOP 00-2), and Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), and recorded one-time after-tax charges for the adoption of the standards totaling $228 million (or $0.11 per share) and $50 million (or $0.02 per share), respectively, in fiscal year 2001.

     FORWARD-LOOKING STATEMENTS Some of the statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Differences may result from actions taken by the Company, strategic initiatives and actions, as well as from developments beyond the Company's control, including domestic and international economic conditions and political and military developments that may affect travel and leisure businesses; changes in consumer spending patterns and interests that may, among other things, affect the performance of the Company's theatrical and home entertainment releases; developments in the advertising market for broadcast and cable television programming; and changing trends affecting the appeal of branded consumer products. Changes in domestic competitive conditions and technological developments may also affect performance of all significant Company businesses. For more information on factors that may affect future performance, please refer to the discussion of "Forward-Looking Statements" in the Company's most recent annual report on Form 10-K.

     Editor's Note: The Company makes available its quarterly earnings releases, annual report to shareholders, fact book and SEC filings on its Investor Relations Web site located at http://www.disney.com/investors

                                  The Walt Disney Company
                       AS-REPORTED CONSOLIDATED STATEMENTS OF INCOME
                      (unaudited; in millions, except per share data)

                                          Quarter Ended         Year Ended
                                           September 30        September 30
                                        -----------------    ------------------
                                         2002       2001      2002        2001
                                        ------     ------    ------      ------
Revenues                               $ 6,662   $ 5,786  $ 25,329     $ 25,172
Costs and expenses                      (6,189)   (5,281)  (22,850)     (21,573)
Amortization of intangible assets           (7)     (145)      (21)        (767)
Gain on sale of business                     -         -        34           22
Net interest expense and other            (165)     (130)     (453)        (417)
Equity in the income of investees           62        66       225          300
Restructuring and impairment charges         -      (126)        -       (1,454)
                                       -------   -------  --------     --------
Income before income taxes, minority
  interests and the cumulative effect
  of accounting changes                    363       170     2,264        1,283

Income taxes                              (123)      (96)     (880)      (1,059)
Minority interests                         (18)      (21)     (101)        (104)
                                       -------   -------  --------     --------
Income before the cumulative effect
  of accounting changes                    222        53     1,283          120

Cumulative effect of accounting
changes:
   Film accounting                           -         -         -         (228)
   Derivative accounting                     -         -         -          (50)
                                       -------   -------  --------     --------
Net income (loss)                      $   222        53     1,283         (158)
                                       =======   =======  ========     ========
Earnings (loss) attributed to Disney
 common stock                          $   222        53     1,283          (41)
                                       =======   =======  ========     ========
Earnings (loss) per share including the
  cumulative effect of accounting
  changes attributed to Disney common
  stock (basic and diluted)(1)(2)      $  0.11   $  0.03  $   0.63     $   0.02
                                       =======   =======  ========     ========

Earnings attributed to Disney common
  stock before the cumulative effect
  of accounting changes adjusted for
  the impact of SFAS 142 in fiscal
  2001                                 $   222       188     1,283          891
                                       =======   =======  ========     ========

Earnings attributed to Disney common
  stock before the cumulative effect of
  accounting changes adjusted for
  the impact of SFAS 142 in fiscal
  2001 (2):

      Diluted                          $  0.11   $  0.09  $   0.63     $   0.42
                                       =======   =======  ========     ========
      Basic                            $  0.11   $  0.09  $   0.63     $   0.43
                                       =======   =======  ========     ========

Average number of common and common
  equivalent shares outstanding:
   Disney:
      Diluted                            2,043     2,093     2,044        2,100
                                       =======   =======  ========     ========
       Basic                             2,041     2,085     2,040        2,085
                                       =======   =======  ========     ========

Loss attributed to Internet Group
  common stock                             n/a       n/a       n/a     $   (117)
                                       =======   =======  ========     ========
Loss per share attributed to Internet
  Group common stock (basic and
  diluted)                                 n/a       n/a       n/a     $  (2.72)
                                       =======   =======  ========     ========
Average number of common and common
  equivalent shares outstanding for
  Internet Group common stock             n/a       n/a       n/a            43
                                       =======   =======  ========     ========

     (1) The per share impacts of the film and derivative accounting changes for fiscal year were 2001 ($0.11) and ($0.02), respectively.

     (2) See Table C on page 18 for a reconciliation of as-reported earnings per share to pro forma earnings per share.

                                  The Walt Disney Company
                        PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                      (unaudited; in millions, except per share data)


                                          Quarter Ended          Year Ended
                                           September 30         September 30
                                       -------------------  --------------------
                                           2002      2001       2002      2001
                                       --------- ---------  ----------  --------
Revenues                               $ 6,662   $ 5,907    $ 25,360   $ 25,790
Costs and expenses                      (6,189)   (5,376)    (22,877)   (21,982)
Amortization of intangible assets           (7)       (5)        (21)       (23)
Gain on sale of business                     -         -          34         22
Net interest expense and other            (165)     (187)       (465)      (637)
Equity in the income of investees           62        69         225        310
Restructuring and impairment charges         -      (110)          -       (576)
                                        ------    ------      ------    -------
Income before income taxes, minority
  interests and the cumulative effect
  of accounting changes                     363       298       2,256      2,904

Income taxes                              (123)      (97)       (877)    (1,128)
Minority interests                         (18)      (20)       (101)      (103)
                                        ------    ------      ------    -------
Income before the cumulative effect
  of accounting changes                    222       181       1,278      1,673

Cumulative effect of accounting
  changes:

   Film accounting                           -       (52)          -       (280)
   Derivative accounting                     -         -           -        (50)
                                        ------    ------      ------    -------
Net income                              $  222    $  129      $1,278    $ 1,343
                                        ======    ======      ======    =======
Earnings per share before the
  cumulative effect of accounting
  changes (basic and diluted) (2)       $ 0.11    $ 0.09      $ 0.63    $  0.80
                                        ======    ======      ======    =======
Earnings per share including the
  cumulative effect of accounting
  changes (basic and diluted) (1)       $ 0.11   $  0.06    $   0.63   $   0.64
                                        ======    ======      ======    =======

Earnings before the cumulative effect
  of accounting changes, excluding the
  investment gain in fiscal 2002,
  restructuring and impairment charges
  and gain on the sale of business      $  222    $  250      $1,121    $ 2,041
                                        ======    ======      ======    =======

Earnings per share before the
  cumulative effect of accounting
  changes, excluding the investment
  gain in fiscal 2002 restructuring
  and impairment charges and gain on
  the sale of business (2):

      Diluted                           $ 0.11    $ 0.12      $ 0.55    $  0.97
                                        ======    ======      ======    =======
      Basic                             $ 0.11    $ 0.12      $ 0.55    $  0.98
                                        ======    ======      ======    =======

Average number of common and
  common equivalent shares outstanding:

      Diluted                            2,043     2,093       2,044      2,104
                                        ======    ======      ======    =======

      Basic                              2,041     2,085       2,040      2,089
                                        ======    ======      ======    =======

(1) The per share impacts of the film and derivative accounting changes for the year were ($0.13) and ($0.02), respectively.

(2) See Table C on page 18 for a reconciliation of as-reported earnings per share to pro forma earnings per share.

                                  The Walt Disney Company
                                      SEGMENT RESULTS

                              For the Year Ended September 30
                                  (unaudited, in millions)


                              As Reported              Pro Forma
                          --------------------   ---------------------     %
                              2002      2001        2002        2001     Change
                          ---------  ---------   ---------   ---------  --------
Revenues:
  Media Networks            $ 9,733   $ 9,569     $ 9,763     $10,157      (4)%
  Parks and Resorts           6,465     7,004       6,465       7,004      (8)%
  Studio Entertainment        6,691     6,009       6,691       6,009      11 %
  Consumer Products           2,440     2,590       2,441       2,620      (7)%
                            -------   -------     -------     -------
                            $25,329   $25,172     $25,360     $25,790      (2)%
                            =======   =======     =======     =======
Segment operating income:(1)

  Media Networks            $   986   $ 1,758     $   990     $ 1,949     (49)%
  Parks and Resorts           1,169     1,586       1,169       1,586     (26)%
  Studio Entertainment          347       260         347         260      33 %
  Consumer Products             394       401         394         419      (6)%
                            -------   -------     -------     -------
                            $ 2,896   $ 4,005     $ 2,900     $ 4,214     (31)%
                            =======   =======     =======     =======

     The Company evaluates the performance of its operating segments based on segment operating income. A reconciliation of segment operating income to income before income taxes, minority interests and the cumulative effect of accounting changes is as follows:



                                              As Reported          Pro Forma
                                          -----------------   ------------------
                                            2002     2001       2002      2001
                                          --------  -------   --------  --------
Segment operating income                  $ 2,896   $ 4,005   $ 2,900   $ 4,214
Corporate and unallocated shared expenses    (417)     (406)     (417)     (406)
Amortization of intangible assets             (21)     (767)      (21)      (23)
Gain on sale of business                       34        22        34        22
Net interest expense and other               (453)     (417)     (465)     (637)
Equity in the income of investees             225       300       225       310
Restructuring and impairment charges           -     (1,454)       -       (576)
                                          -------   -------   -------   -------
Income before income taxes, minority
  interests and the cumulative effect of
  accounting changes                      $ 2,264   $ 1,283   $ 2,256   $ 2,904
                                          =======   =======   =======   =======

     (1) Segment earnings before interest, income taxes, depreciation and amortization (EBITDA) is as follows:

                                       As Reported              Pro Forma
                                   --------------------   ---------------------
                                     2002        2001       2002         2001
                                   --------    --------   --------     --------
       Media Networks              $ 1,166     $ 1,934    $  1,171    $   2,134
       Parks and Resorts             1,817       2,190       1,817        2,190
       Studio Entertainment            393         307         393          307
       Consumer Products               452         491         452          509
                                   -------     -------    --------    ---------
                                   $ 3,828     $ 4,922    $  3,833    $   5,140
                                   =======     =======    ========    =========

                                  The Walt Disney Company
                                      SEGMENT RESULTS

                             For the Quarter Ended September 30
                                  (unaudited, in millions)

                               As Reported              Pro Forma
                           ---------------------   -------------------     %
                             2002        2001        2002        2001    Change
                           ---------   ---------   --------    -------  --------
Revenues:
  Media Networks           $ 2,435     $ 2,175     $ 2,435     $ 2,291      6 %
  Parks and Resorts          1,660       1,684       1,660       1,684     (1)%
  Studio Entertainment       1,998       1,315       1,998       1,315     52 %
  Consumer Products            569         612         569         617     (8)%
                           -------     -------     -------     -------
                           $ 6,662     $ 5,786     $ 6,662     $ 5,907     13 %
                           =======     =======     =======     =======

Segment operating income:(1)

  Media Networks           $   147     $   348     $   147     $   372    (60)%
  Parks and Resorts            235         313         235         313    (25)%
  Studio Entertainment         149        (121)        149        (121)   n/m
  Consumer Products             82          87          82          89     (8)%
                           -------     -------     -------      ------
                           $   613     $   627     $   613     $   653     (6)%
                           =======     =======     =======     =======

     The Company evaluates the performance of its operating segments based on segment operating income. A reconciliation of segment operating income to income before income taxes, minority interests and the cumulative effect of accounting changes is as follows:

                                             As Reported          Pro Forma
                                         ------------------  -------------------
                                           2002      2001      2002      2001
                                         --------  --------  --------  ---------
Segment operating income                  $  613    $ 627     $ 613     $  653
Corporate and unallocated shared expenses   (140)    (122)     (140)      (122)
Amortization of intangible assets             (7)    (145)       (7)        (5)
Gain on sale of business                       -        -         -          -
Net interest expense and other              (165)    (130)     (165)      (187)
Equity in the income of investees             62       66        62         69
Restructuring and impairment charges           -     (126)        -       (110)
                                          ------   ------     -----     ------
Income before income taxes, minority
  interests and the cumulative effect of
  accounting changes                      $  363    $ 170     $ 363     $  298
                                          ======    =====     =====     ======

(1) Segment EBITDA is as follows:

                                        As Reported             Pro Forma
                                   --------------------- -----------------------
                                      2002       2001        2002         2001
                                   ---------- ---------- -----------  ----------
       Media Networks               $  190      $  392     $  190      $  419
       Parks and Resorts               399         464        399         464
       Studio Entertainment            161        (109)       161        (109)
       Consumer Products                96         108         96         110
                                    ------      ------     ------      ------
                                    $  846      $  855     $  846      $  884
                                    ======      ======     ======      ======

                                                                         Table A

                                Supplemental Segment Results
                                  (unaudited, in millions)

                                                Year Ended
                                               September 30
                                           --------------------
             Media Networks                                         %
              (Pro Forma)                   2002       2001      Change
----------------------------------------  --------   --------   --------
Revenues:
  Broadcasting                            $ 5,064    $  5,945      (15)%
  Cable Networks                            4,699       4,212       12 %
                                          -------    --------
                                          $ 9,763    $ 10,157       (4)%
                                          =======    ========
Segment operating income (loss):

  Broadcasting                            $   (36)   $    783      n/m
  Cable Networks                            1,026       1,166      (12)%
                                          -------    --------
                                          $   990    $  1,949      (49)%
                                          =======    ========



                                              Quarter Ended
                                               September 30
                                          ---------------------
             Media Networks                                          %
              (Pro Forma)                   2002        2001     Change
----------------------------------------  ---------    --------  --------
Revenues:
  Broadcasting                           $ 1,151     $  1,198      (4)%
  Cable Networks                           1,284        1,093      17 %
                                         -------     --------
                                         $ 2,435     $  2,291       6 %
                                         =======     ========
Segment operating income (loss):

  Broadcasting                           $   (23)    $     87      n/m
  Cable Networks                             170          285     (40)%
                                         -------     --------
                                         $   147     $    372     (60)%
                                         =======     ========

                                                                         Table B

                                CABLE TELEVISION ACTIVITIES
                                  (unaudited, in millions)

                                            Pro Forma
                                   ---------------------------
Year Ended September 30               2002           2001         % Change
--------------------------------   ---------       --------       --------
Operating income:
  Cable Networks                   $  1,026        $  1,166        (12)%
  Equity investments:
   A&E, Lifetime and
     E! Entertainment Television        598             698        (14)%
   Other                                140             191        (27)%
                                   --------        --------
                                      1,764           2,055        (14)%

Partner share of operating
income                                  (618)           (712)        13 %

                                   ---------       ---------
Disney share of operating
income                             $   1,146       $   1,343       (15)%
                                   =========       =========

                                           Pro Forma
                                   ------------------------
Quarter Ended September 30           2002            2001        % Change
--------------------------------   --------        --------      --------
Operating income:
  Cable Networks                   $   170          $   285        (40)%
  Equity investments:
   A&E, Lifetime and
     E! Entertainment Television       136              135          1 %

   Other                                24               15         60 %
                                   -------          -------
                                       330              435        (24)%

Partner share of operating
income                                (129)            (124)        (4)%

                                   -------          -------

Disney share of operating
income                             $   201          $   311        (35)%
                                   =======          =======

     Note: Amounts presented in this table represent 100% of the operating income for all of the Company's cable businesses. The Disney share of operating income represents the Company's ownership interest in cable television operating income. Cable networks are reported in "Segment operating income" in the consolidated statements of income. Equity investments are accounted for under the equity method and the Company's proportionate share of the net income of its cable equity investments is reported in "Equity in the income of investees" in the consolidated statements of income.

                                                                         Table C

     The following table provides a reconciliation of as-reported earnings per share attributed to Disney common stock to pro forma earnings per share before the cumulative effect of accounting changes, excluding the investment gain in fiscal 2002 and restructuring and impairment charges and gain on the sale of business (unaudited).

                                              Quarter Ended      Year Ended
                                               September 30      September 30
                                           ------------------ ------------------
                                             2002      2001     2002      2001
                                           --------  -------- --------  --------
As-reported earnings (loss) per share
  attributed to Disney common stock          $ 0.11    $ 0.03   $ 0.63   $(0.02)

Adjustment to exclude the cumulative effect
  of accounting changes                           -         -        -     0.13
Adjustment to reflect the impact of the new
  SFAS 142 accounting rules                       -      0.06        -     0.31
                                             ------   -------  -------   ------

As-reported earnings per share attributed
  to Disney common stock before the
  cumulative effect of accounting changes
  adjusted for the impact of SFAS 142
  in fiscal 2001                               0.11      0.09     0.63     0.42

Adjustment to attribute 100% of Internet
  Group operating results to Disney
  common stock (72% included in as-
  reported amounts)                               -         -        -    (0.06)

Adjustment to exclude GO.com restructuring
  and impairment charges                          -         -        -     0.41

Adjustment to exclude pre-closure GO.com
  portal operating results                        -         -        -     0.04

Adjustment to include ABC Family operations       -     (0.01)       -    (0.01)
                                             ------   -------  -------   ------

Pro forma earnings per share before the
  cumulative effect of accounting changes      0.11      0.09     0.63     0.80

Adjustment to exclude restructuring and
  impairment charges                              -      0.03        -     0.17

Adjustment to exclude gain on the sale of
  business                                        -         -    (0.01)       -

Adjustment to exclude fiscal 2002
  investment gain                                 -         -    (0.07)       -
                                             -------  -------  -------  -------

Pro forma earnings per share before the
  cumulative effect of accounting changes,
  excluding the investment gain in fiscal
  2002, restructuring and impairment
  charges and gain on the sale of business   $  0.11  $  0.12  $  0.55  $  0.97
                                             =======  =======  =======  =======

     The impact on fiscal 2001 of the gain on sale of business and the 2002 pro forma impact of ABC Family each had less than a $0.01 impact.

     Note: Earnings per share amounts on this schedule may not add due to rounding.

                                                                         Table D

     The following table reflects pro forma net income and earnings (loss) per share had the Company elected to adopt the fair value approach of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (in millions, except for per share data):

                                         Quarter Ended           Year Ended
                                          September 30          September 30
                                      -------------------  --------------------
                                         2002      2001      2002       2001
                                      ---------  --------  ---------  ---------
   Net income (loss) attributed to
   Disney Common stock:

        As reported                     $ 222    $  53      $1,283    $  (41)
        Pro forma after option expense    140      (23)        977      (325)

   Diluted earnings (loss) per share attributed to Disney common stock:

        As reported                       0.11     0.03        0.63    (0.02)
        Pro forma after option expense    0.07    (0.01)       0.48    (0.15)

     These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years. The pro forma amounts assume that the Company had been following the fair value approach since the beginning of fiscal 1996. Fully diluted shares outstanding and diluted earnings per share include the effect of in-the-money stock options calculated based on the average share price for the period. The dilution from employee options increases as the Company's share price increases, as shown below:

                                                     Percentage
                         Total       Incremental     of Average      Hypothetical
          Disney      In-the-Money     Diluted         Shares          Q4 2002
       Share Price      Options       Shares (1)    Outstanding     EPS Impact (3)
       -------------  -------------  -------------  -------------   --------------
         $ 20.40         24 mil          --(2)                         $ 0.00
           25.00        104 mil          8 mil            .39%           0.00
           30.00        135 mil         19 mil            .93%           0.01
           40.00        207 mil         43 mil           2.10%           0.02
           50.00        216 mil         61 mil           2.98%           0.04


     (1) Represents the incremental impact on fully diluted shares outstanding assuming the average share prices indicated, using the treasury stock method. Under the treasury stock method, the tax effected proceeds that would be received from the exercise of all in-the-money options are assumed to be used to repurchase shares

     (2) Fully diluted shares outstanding for the year ended September 30, 2002 total 2,044 million and include the dilutive impact of in-the-money options at the average share price for the period of $20.40. At the average share price of $20.40, the dilutive impact of in-the-money options was 4 million shares for the year

     (3) Based upon fiscal 2002 earnings of $1,283 or $0.63 per share